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                                                                    Exhibit 10.2


                              EMPLOYMENT AGREEMENT
                                  RE: FILARSKI

         THIS EMPLOYMENT AGREEMENT (the "Agreement") is entered into by and between Diversified Corporate Resources, Inc., a Texas corporation (herein referred to as the "Company"), and James E. Filarski (herein referred to as the "Executive").
                              W I T N E S S E T H:

         WHEREAS, the Company desires to employ the Executive and the Executive desires to be employed by the Company; and

         WHEREAS, the purpose of this document is to set forth the terms and conditions of such employment.

         NOW THEREFORE, for and in consideration of the mutual advantages and benefits accruing respectively to the parties hereto, the mutual promises hereinafter made and the acts to be performed by the respective parties hereto, the Company and the Executive do hereby contract and agree as follows:

         1. EMPLOYMENT. The Company hereby employs the Executive as the President of the Company, and the Executive hereby accepts such employment, to perform the duties and render services as herein set forth. Such employment shall continue during the term of this Agreement.

         2. TERM. Except in the case of earlier termination as herein specifically provided, the Executive's employment with the Company pursuant to this Agreement shall be for the period beginning July 9, 2001 and ending July 8, 2003 (the "Termination Date").

         3. BASE COMPENSATION. As base compensation for the services of Executive during the term hereof, the Company shall pay the Executive a salary at an annual rate to be fixed from time to time by the Board of Directors of the Company but in no event less than $240,000.00 plus any additional compensation which the Board of Directors of the Company may from time to time


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determine. The Executive's salary hereunder shall be paid in equal semi-monthly installments (subject to reduction for such payroll and withholding deductions as may be required by law), and may be paid, in whole or in part, by one or more of the subsidiaries (the "Subsidiaries") of the Company.

         In addition to the Executive's base salary, the Executive shall be entitled to each of the following (at the Company's expenses unless otherwise indicated): (a) the right to receive an annual bonus pursuant to such bonus plan(s) which the Board of Directors of the Company may hereafter adopt with respect to the Executive, (b) health insurance coverage now or hereafter in effect which shall provide for payment of health, dental and related expenses incurred during the term of this Agreement with respect to the Executive (including long-term disability coverage paid for the Executive), the Executive's spouse or the Executive's children, and which shall contain such benefits and options as shall be made available to other executives of the Company and/or the Subsidiaries, (c) the right to participate in any and all 401(k) plans and Section 125 plans now in effect or hereafter adopted by the Company, (d) the right to participate in any executive stock option plan which the Board of Directors of the Company may hereafter adopt with respect to the Executive, (e) an automobile allowance of $800 per month (however if the Executive is provided with a suitable automobile, including insurance, maintenance, etc., then no such allowance will be paid) (f) payment or reimbursement of (i) an initiation fee of approximately $3,400.00 related to the fee for the Executive to join a country club selected by the Executive, and (ii) monthly dues payable with respect to such club membership in the initial amount of $350 per month, and (g) the right to all fringe benefits generally made available to other executives and/or employees of the Company.

         In addition to the foregoing, the Executive shall be entitled to (a) such vacation leave as shall be permitted by the Company's standard policies, or
(b) if such standard policies provide for a lesser


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amount of vacation leave, minimum annual vacation leave of fifteen (15) days per year with full pay, and thirty (30) days per year of sick leave with full pay (this number of days of sick leave may be extended if the Board of Directors of the Company approves).

         The Executive shall also be entitled to receive such fees and/or compensation, if any, as shall be granted to the Executive by the Board of Directors of the Company in connection with the Executive serving as a director of any of the subsidiaries of the Company. It is expressly agreed that after 120 days subsequent to the effective date of this Agreement and subject to his continuing employment, the Executive will be nominated to serve as a Director of the Company.

         4. DUTIES AND SERVICES. During the term of this Agreement, the Executive agrees to (a) do his utmost to enhance and develop the best interests and welfare of the Company, (b) give his best efforts and skill to advancing and promoting the growth and success of the Company, and (c) shall be responsible for management, fiscal responsibilities and strategic planning and perform such duties or render such services as the Board of Directors of the Company may, from time to time, reasonably confer upon or impose on the Executive. Executive's authority and responsibility in the Company shall at all times be subject to the review and discretion of the Board of Directors, who shall have the final authority to make decisions regarding the business of the Company. It is understood that the Executive shall report directly to the Chairman of the Board and Chief Executive Officer of the Company.

         5. TERMINATION.

               a. The Company may terminate the Executive's employment pursuant to this Agreement at any time for "cause" as herein defined. The term "cause" shall solely mean any of the following events set forth in this Paragraph 5(a):
(i) the Executive's conviction or plea of guilty to a crime involving moral turpitude, (ii) any willful acts of dishonesty and theft or the willful


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violation of any law, rule or regulation (other than traffic violation or other minor offenses) on the part of the Executive which, in the opinion of the Board of Directors of the Company, is detrimental to the best interests of the Company. However, no act or failure to act of the Executive's part shall be considered willful or detrimental to the best interests of the Company unless done or omitted to be done in bad faith and without reasonable belief by the Executive that the action or omission was in the best interest of the Company, and (iii) a willful, intentional and material violation by the Executive of any written policy of the Board of Directors of the Company which is not corrected within ninety (90) days after receipt by the Executive of a detailed written explanation from the Board of Directors of the Company. Any decision by the Board of Directors of the Company to terminate the Executive for cause must be approved by the favorable vote of seventy-five percent (75%) of all members of the Board of Directors of the Company excluding the Executive.

               b. The Company may terminate the Executive as an employee of the Company at any time during the term of this Agreement if a majority of all of the members of the Board of Directors of the Company approves a resolution authorizing such action and reflecting that such action is in the best interests of the Company. However, unless the Executive's employment is terminated for "cause" (as defined in paragraph 5(a)), any termination of the Executive's employment shall not terminate the Company's obligations to pay to the Executive the severance benefits as hereinafter set forth, or to comply with the other requirements of this Agreement.

               c. The Executive may terminate his employment with the Company at any time by giving ninety (90) days written notice to the Company.

               d. The Executive's employment by the Company shall automatically terminate on the date of the Executive's death if the Executive dies during the term of this Agreement.


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               e. If the Executive is incapacitated by an accident, sickness or otherwise, so as to render him mentally or physically incapable of performing the services required of him pursuant to this Agreement, Executive's employment by the Company shall terminate at such time as the Board of Directors of the Company determines (with at least seventy-five percent of the directors other than the Executive voting in favor) that the Executive is so disabled and that this Agreement should be terminated by reason of such disability. Notwithstanding the foregoing, the Executive shall have the right to contest any determination of disability by the Board of Directors of the Company. In the event that the Executive does contest such determination, such matter shall be resolved by arbitration pursuant to Section 13(c) of this Agreement.

         6. SEVERANCE AND OTHER PAYMENTS.

               a. If the Executive's employment pursuant to this Agreement is terminated for "cause" (pursuant to paragraph 5(a)) or due to the death or disability (as determined pursuant to paragraph 5(e) of this Agreement) of the Executive, the Company shall not be obligated to pay or provide any severance compensation or benefits to the Executive.

               b. If the Executive ceases to be an employee of the Company (either during the term of this Agreement or at any time subsequent to the termination of this Agreement) for any reason other than pursuant to Paragraphs 5(a), 5(c) (except for a "Good Reason" termination by the Executive as defined below), 5(d) or 5(e) of this Agreement, the Company agrees to pay to the Executive an amount equal to the base compensation which would have been paid to the Executive during the period of time from the date of the termination of the Executive's employment with the Company for a period of twelve (12) months following the date the Executive ceases to be an employee of the Company and the Subsidiaries (such time period is herein referred to as the "Severance Period"). In addition to the foregoing severance payment, the Executive and his family


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shall continue to participate in the Company's group health plan, at no cost to the Executive, during the Severance Period. Notwithstanding the foregoing, in the event of a Special Change in Control of the Company (as hereinafter defined) and if the Executive's employment with the Company is terminated for any reason other than Voluntary Termination (as hereinafter defined) or termination for cause as provided for herein during the twenty-four (24) month period beginning on the Effective Date of such Special Change in Control, (i) the Severance Period shall be extended by six (6) months so that the Severance Period shall be eighteen (18) months following the date the Executive ceases to be an employee of the Company and the Subsidiaries (such extended time period is herein referred to as the "Extended Severance Period"), and (ii) the payments to the Executive hereunder with respect to the Extended Severance Period shall be at such times and in such amounts as would have been paid to the Executive during the Extended Severance Period had the Executive's employment not been terminated.

               c. If the Executive's employment is terminated during the term of this Agreement, for any reason other than cause, the Executive (i) shall be entitled to receive a prorata share (based upon the number of months employed during the calendar year in which employment with the Company is terminated) of any bonus or incentive compensation which the Executive would otherwise have been entitled to receive had he remained employed for the entirety of the calendar year involved, and (ii) shall have twelve (12) months to exercise any stock options heretofore or hereafter granted to the Executive by the Board of Directors of the Company.

               d. Commencing in July, 2001 and during the time of Executive's employment with the Company and all of its subsidiaries, the Company shall fund a deferred compensation program for the Executive in the amount of $2,500.00 per month. All funded pursuant to this deferred compensation arrangement shall be paid to the Executive, at the date of termination of the


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Executive's employment with the Company, in the manner anticipated by the deferred compensation program previously implemented by the Company for the Executive.

         Notwithstanding the foregoing, in the event of a Special Change in Control of the Company (as hereinafter defined) and if the Executive's employment with the Company terminates for any reason other than Voluntary Termination (as hereinafter defined) or termination for cause as provided for herein during the twenty-four (24) month period beginning on the Effective Date of such Special Change in Control, the Company's obligation to fund the deferred compensation program shall extend until the expiration of the Extended Severance Period.

         7. WORKING CONDITIONS. The Company will provide the Executive with a private office and secretarial services.

         8. RELOCATION. In the event that the Board of Directors of the Company relocates the primary office of the Executive outside of the Dallas, Texas metropolitan area, the Company shall pay all moving expenses of the Executive to the place of the new office. Absent the written consent of the Executive, the Company shall not relocate the primary office of the Executive to an office location which is not the general corporate office of the Company.

               The Company and the Executive acknowledge that the Executives current residence is located in the Chicago, Illinois metropolitan area and that upon mutual consent the Executive will relocate to the Dallas, Texas metropolitan area. In the event of such relocation the Company will pay all such relocation expenses of the Executive.

                  9. TRAVEL AND ENTERTAINMENT. The Executive is authorized to incur reasonable business expenses on behalf of the Company, including, but not by way of limitation, expenditures of entertainment, gifts and travel; if any expenses are of a kind or a cost in excess of the written policies established by the Board of Directors of the Company, such expenses must be expressly


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authorized by the Board of Directors of the Company. Expressly permitted by this paragraph is bi-weekly airfare, transfer, parking, etc. from the Dallas metropolitan area to the Chicago metropolitan area via American Airlines. The Executive will use all attempts to schedule such air travel so as to keep costs to a minimum. The Company agrees to reimburse the Executive for all such expenses upon the Executive's presentation of an itemized account of such expenditures. In addition to the foregoing, the Executive is entitled to incur, and to be reimbursed by the Company, various and sundry fees, costs and expenses (including, but not by way of limitation, fees and costs involved in attending courses, seminars and continuing education sessions) in connection with the Executive's position with the Company. These costs include the cost of keeping the Executive's CPA license current as well as the costs associated with the Executive's personal development such as membership in the Conference Board Executive Development programs or other similar programs.

         10. NON-COMPETITION AGREEMENT. In the event that the termination of employment of the Executive pursuant to this Agreement is effectuated by the Executive electing to terminate his employment pursuant to this Agreement, and subject to the condition that the Company shall pay the severance compensation as provided in Paragraph 6(b) of this Agreement, the Executive agrees that the Executive shall not, for a one year period of time following the date of termination of this Agreement, within Dallas, Dallas County, Texas or within a radius of fifty (50) miles from any business location of the Company and its subsidiaries in the continental United States on the Termination Date, enter into or engage generally in direct competition with the Company either as an individual on his own or as a partner or joint venturer, or as an employee or agent for any person, or as an officer, director, shareholder or otherwise of any entity other than the Company or an affiliate of the Company.


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         11. NOTICES. All notices or other instruments or communications provided for in this Agreement shall be in writing and signed by the party giving same and shall be deemed properly given if delivered in person, including delivery by overnight courier, or if sent by registered or certified United States mail, postage pre-paid, addressed to such party at the address listed below. Each party may, by notice to the other party, specify any other address for the receipt of such notices, instruments or communications. Any notice, instrument or communication sent by telegram shall be deemed properly given only when received by the person to whom it is sent.

         12. CERTAIN CONDITIONS.

         a. "Special Change in Control" means (i) any person or entity, including a "group" as defined in Section 13(d)(3) of the Securities Exchange Act of 1934, as amended (the "Exchange Act"), other than the Company, a majority-owned subsidiary thereof, or Executive and any affiliate of the Executive, becomes the beneficial owner (as defined pursuant to Schedule 13(d) under the Exchange Act) of the Company's securities having twenty-five percent (25%) or more of the combined voting power of the then outstanding securities of the Company that may be cast for the election of directors of the Company, or
(ii) as the result of, or in connection with, any cash tender or exchange offer, merger or other business combination, sales of assets or contested election, or any combination of the foregoing transactions, less than a majority of the combined voting power of the then outstanding securities of the Company or any successor corporation or entity entitled to vote generally in the election of the directors of the Company, or such other corporation or entity after such transaction, are beneficially owned (as defined pursuant to Section 13(d) of the Exchange Act) in the aggregate by the holders of the Company's securities entitled to vote generally in the election of directors of the Company immediately prior to such transaction, or (iii) during any period of two consecutive years, individuals who at the beginning of any such period constitute the Board of


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Directors of the Company cease for any reason to constitute at least a majority thereof, unless the election, or the nomination for election by the Company's shareholders, of each director of the Company first elected during such period was approved by a vote of at least two-thirds of the directors of the Company then still in office who were directors of the Company at the beginning of any such period.

        b. The "Effective Date" of such Special Change in Control shall be the earlier of the date on which an event described in Section 12(a) (i), (ii), or
(iii) occurs, or if earlier, the date of the occurrence of (i) the approval by shareholders of an agreement by the Company, the consummation of which would result in an event described in Section 12(a) (i), (ii), or (iii), or (ii) the acquisition of beneficial ownership (as defined pursuant to Section 13(d) of the Exchange Act), directly or indirectly, by any entity, person or group (other than the Company, a majority-owed subsidiary of the Company, or the Executive and any affiliate of the Executive) of securities of the Company representing five percent (5%) or more of the combined voting power of the Company's outstanding securities, provided, however, that the events described in Section 12(b)(i) and (ii) will be considered the Effective Date of a Special Change in Control if they are followed within six (6) months by an event described in
Section 12(a) (i), (ii), or (iii).

         c. "Voluntary Termination" shall mean Executive's resignation from the Company unless such resignation is for Good Reason. Good Reason shall mean the following; (i) without Executive's express written consent, the assignment to Executive of any duties materially inconsistent with his position, duties, responsibilities and status (including his removal from the Board of Directors) with the Company (ii) a reduction of Executive's base compensation and bonus compensation (other than a reduction in payments under the Company's incentive bonus program


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based on a reduction in net profits of the Company) to an amount that is greater than ten percent (10%) lower than such compensation on the Effective Date of the Special Change in Control, (iii) relocation of Executive's principal location of work to any location that is both (A) in excess of fifty (50) miles from the location of Executive's principal location of work, and (B) in excess of the sum of the distance from the Executive's principal residence to the location of the Executive's principal location of work plus fifty (50) miles, (iv) at the effective Date of a Special Change in Control the Company fails to require any successor (whether direct or indirect, by purchase, merger, consolidation or otherwise) to all or substantially all of the business and/or assets of the Company, by agreement in form and substance reasonably satisfactory to the Executive, expressly to assume and agree to perform this Agreement in the same manner and to the same extent that the Company would be required to perform this Agreement if no such succession had taken place, or (v) any material breach of this Agreement as in effect on the Effective Date of the Special Change in Control by the Company.

         13. MISCELLANEOUS.

         a. Subject to the condition that this Agreement is not assignable by either party without the prior written consent of the other party, the terms and provisions of this Agreement shall inure to the benefit of, and shall be binding on, the parties hereto and their respective heirs, representatives, successors and assigns.

         b. This Agreement supersedes all other agreements, either oral or in writing, between the parties to this Agreement, with respect to the employment of the Executive by the Company. This Agreement contains the entire understanding of the parties and all of the covenants and agreement between the parties with respect to such employment. Any such prior agreements related to employment of the Executive by the Company are hereby terminated without obligation for any


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payments due thereunder, except for unpaid obligations which accrued and become payable prior to the termination of any such agreements.

         c. Any controversy between the parties to this Agreement involving the construction or application of any of the terms, covenants, or conditions of this Agreement (including, but not by way of limitation, the determination of any amounts payable under the terms of this Agreement) shall be submitted to arbitration if either party to this Agreement shall request arbitration by notice in writing to the other party. In such event, the parties to this Agreement shall, within thirty (30) days after this Paragraph 13(c) is invoked, both appoint one person as an arbitrator to hear and determine the dispute, and if such arbitrators shall be unable to agree within fifteen (15) days after selection of the second of the two, then the two arbitrators so chosen shall, within fifteen (15) days, select a third impartial arbitrator whose decision shall be final and conclusive upon the parties to this Agreement. The decision of the third arbitrator shall be rendered within fifteen (15) days after selection. The individual parties expenses of the initial arbitration proceedings conducted pursuant to this Agreement shall be borne separately by each party to this Agreement; the expenses of a third arbitrator shall be borne equally by the Company and the Executive.

         d. In the event of any litigation between the parties related to the compliance with the terms and conditions of this Agreement, the parties hereto acknowledge and agree that such litigation proceedings must be held in Dallas County, Texas.

         e. This Agreement has been made under and shall be governed by the laws of the State of Texas.

         IN WITNESS WHEREOF, the parties hereto have executed this Agreement effective as of the 9th day of July, 2001, but actually executed this 30th day of July, 2001.


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                               COMPANY:

                               DIVERSIFIED CORPORATE RESOURCES, INC.


                               By:       /s/ J. Michael Moore
                                         --------------------------------------
                                         J. Michael Moore, Chairman of the Board
                                         and Chief Executive Officer

                               Address:          12801 North Central Expressway
                                                 Suite 350
                                                 Dallas, TX  75243

                               EXECUTIVE:


                                         /s/ James E. Filarski
                                         --------------------------------------
                                         James E. Filarski

                               Address:          6320 Briar Road
                                                 Willowbrook, Illinois  60521


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